Exhibit 10.1

ACCELERATE FUTURE GROWTH AWARD AGREEMENT

(Time-Based RSUs and Performance-Based RSUs)1

This Accelerate Future Growth Award Agreement (the “Agreement”) made under the Foot Locker 2007 Stock Incentive Plan (the “Stock Incentive Plan”) as of the 12th day of April 2018 by and between Foot Locker, Inc., a New York corporation with its principal office located at 330 West 34th Street, New York, New York 10001 (the “Company”) and [Executive].

1.         General. On April 12, 2018, the Compensation and Management Resources Committee (the “Compensation Committee”) of the Board of Directors of the Company granted you an Accelerate Future Growth Award (“AFG”) covering the 2018-20 fiscal years of the Company (the “Performance Period”) that will be payable following the end of the Performance Period, subject to the conditions set forth herein. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Stock Incentive Plan.

The AFG shall be payable as follows: (i) 25 percent of the award shall be payable in time-vested restricted stock units (“RSUs”) as provided herein, and (ii) 75 percent of the award shall be payable in performance-based RSUs (“PBRSUs”) provided the performance goals set by the Compensation Committee on April 12, 2018 for the Performance Period are achieved. The RSUs and PBRSUs are intended to constitute “Other Stock-Based Awards” under the Stock Incentive Plan.

2.         Grant of Award. You have been granted [      ] RSUs and [      ] PBRSUs, subject to the conditions set forth herein. Each RSU and PBRSU represents the right to receive one share of the Company’s Common Stock, par value $.01 per share (“Common Stock”), upon the satisfaction of the terms and conditions set forth in this Agreement and the Stock Incentive Plan. You shall earn the number of PBRSUs set forth in this section for achievement at the maximum performance goal as specified in Appendix A attached hereto, subject to adjustment for achievement below the maximum performance goal in accordance with the provisions of Appendix A attached hereto. If the threshold performance level set forth in Appendix A is not achieved, none of the PBRSUs granted to you shall be earned. The Compensation Committee shall certify the level of achievement of the performance goals during the Company’s first fiscal quarter in 2021 and at such time shall determine the number of PBRSUs you are eligible to receive, subject to the provisions of Section 3 below.

3.         Vesting and Delivery.

(a)        Subject to the terms and conditions of the Stock Incentive Plan and this Agreement, the RSUs and any earned PBRSUs shall become vested on March 24, 2021 (the “Vesting Date”), and shares of Common Stock equal to the number of RSUs you were granted plus the number of PBRSUs you earn shall be delivered to you if you have been continuously employed by the Company or one of its subsidiaries within the meaning of Section 424 of the Internal Revenue Code of 1986, as amended (the “Control Group”) from the Date of Grant until the Vesting Date.

1 Alternate: For AFG award that is 100% PBRSUs, delete references to RSUs.

(b)        Other than as specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to the Vesting Date, and all vesting shall occur only on the Vesting Date, subject to your continued employment with the Control Group as described in Section 3(a).

(c)        In the event of your Termination by reason of death or Disability (within the meaning of Code Section 409A(a)(2)(C)(i) or (ii)) prior to the Vesting Date, on the Vesting Date you (or in the event of your death, your estate) shall receive (i) a pro rata portion of the RSUs that you would have received if you had been employed by the Company on the Vesting Date and (ii) the PBRSUs that you would have received if you had been employed by the Company on the Vesting Date based on the actual level of achievement of the performance goals set forth in Appendix A. The prorated portion of the RSUs and PBRSUs shall be determined by multiplying the number of RSUs or PBRSUs, as applicable, you would have been entitled to receive if you had not incurred such Termination by a fraction, the numerator of which is the number of days from February 4, 2018 to the date of your Termination and the denominator of which is the total number of days in the Performance Period, and shall be paid in accordance with Section 3(f).

(d)        If the Company terminates your employment without Cause or you terminate your employment for Good Reason upon, or within twenty-four (24) months following, a Change in Control as defined in Appendix B hereto, the RSUs shall become immediately vested.

(e)        If the Company terminates your employment without Cause or you terminate your employment for Good Reason upon, or within twenty-four (24) months following, a Change in Control as defined in Appendix B hereto and your Termination occurs prior to the end of the Performance Period or coincident with or following the end of the Performance Period and prior to the certification by the Compensation Committee of the achievement of the performance goals, you shall be entitled to receive a pro rata portion of the PBRSUs that you would have been entitled to receive based on the actual performance level achieved for the Performance Period and the achievement of a target performance level for the remainder of the Performance Period, as set forth in Appendix A, such PBRSUs shall become immediately vested upon your Termination and shall be paid in accordance with Section 3(f). The prorated portion shall be determined by multiplying the number of PBRSUs you would have been entitled to receive if you had not incurred such Termination by a fraction, the numerator of which is the number of days from February 4, 2018 to the earlier of your date of Termination or the last day of the Performance Period and the denominator of which is the total number of days in the Performance Period.

(f)        Subject to Section 8, the Company shall issue and deliver to you shares of the Company’s Common Stock equal to the number of RSUs and the number of PBRSUs you earn within 30 days following the earlier of a Change in Control or the Vesting Date.

4.         Forfeiture. Except as expressly set forth in Sections 3(c), 3(d), and 3(e), in the event of your Termination prior to the Vesting Date or your breach of the Non-Competition Provision in Section 10, all unvested RSUs and PBRSUs shall be forfeited to the Company, without compensation. Any PBRSUs that are not earned in accordance with Section 2 shall be

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forfeited without compensation following the Compensation Committee’s certification of the actual results for the Performance Period.

5.         Adjustments. RSUs and PBRSUs shall be subject to the adjustment provisions included in Section 5(e) of the Stock Incentive Plan.

6.         Withholding. You agree that:

(a)        The Company shall have the right to withhold the number of shares of stock from the award sufficient to satisfy any federal, state, international, or local taxes of any kind required by law to be withheld with respect to the vesting of any RSUs and PBRSUs which shall have become so vested, as calculated by the Company; and

(b)        The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to you any federal, state, international or local taxes of any kind required by law to be withheld with respect to any RSUs and PBRSUs which shall have become so vested.

7.         Special Incentive Compensation. You agree that this award is special incentive compensation and that the RSUs and PBRSUs will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit-sharing plan, life insurance, disability or other benefit plan of the Company, except as specifically provided in any such plan or in the calculation of any severance benefit, whether pursuant to contract, a Company program, or otherwise.

8.         Delivery Delay. Notwithstanding anything herein, the delivery of any shares of Common Stock for vested RSUs and PBRSUs may be postponed by the Company for such period as may be required for it to comply with any applicable national, federal or state securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such shares shall constitute a violation by you or the Company of any provisions of any law or of any regulations of any governmental authority or any national securities exchange.

9.         Restriction on Transfer. You shall not sell, negotiate, transfer, pledge, hypothecate, assign or otherwise dispose of the RSUs or PBRSUs. Any attempted sale, negotiation, transfer, pledge, hypothecation, assignment or other disposition of the RSUs and PBRSUs or unvested shares in violation of the Stock Incentive Plan or this Agreement shall be null and void.

10.       Non-Competition.

(a)        Competition. By accepting this award, as provided below, you agree that during the “Non-Competition Period” you will not engage in “Competition” with the Control Group. As used herein, “Competition” means:

(i)        participating, directly or indirectly, as an individual proprietor, stockholder, officer, employee, director, joint venturer, investor, lender, or in any capacity whatsoever within the United States of America or in any other country where any of your former employing members of the Control Group does business, in (A) a business in competition

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with the retail, catalog, or on-line sale of athletic footwear, athletic apparel and sporting goods conducted by the Control Group (the “Athletic Business”), or (B) a business that in the prior fiscal year supplied product to the Control Group for the Athletic Business having a value of $20 million or more at cost to the Control Group; provided, however, that such participation shall not include (X) the mere ownership of not more than 1 percent of the total outstanding stock of a publicly held company; (Y) the performance of services for any enterprise to the extent such services are not performed, directly or indirectly, for a business in competition with the Athletic Business or for a business which supplies product to the Control Group for the Athletic Business; or (Z) any activity engaged in with the prior written approval of the Chief Executive Officer of the Company; or

(ii)       intentionally recruiting, soliciting or inducing, any employee or employees of the Control Group to terminate their employment with, or otherwise cease their relationship with the former employing members of the Control Group where such employee or employees do in fact so terminate their employment.

(b)        “Non-Competition Period”. As used herein, “Non-Competition Period” means: the period commencing on the Date of Grant and ending on the Vesting Date, or any part thereof, during which you are employed by the Control Group and (ii) if your employment with the Control Group terminates for any reason during such period, the [one-year/two-year] period commencing on the date your employment with the Control Group terminates. Notwithstanding the foregoing, the Non-Competition Period shall not extend beyond the date your employment with the Control Group terminates if such termination of employment occurs following a “Change in Control” as defined in Attachment A hereto.

(c)        Breach of Non-Competition Provision. You agree that your breach of the provisions included herein under Section 10 under the heading “Non-Competition” (the “Non-Competition Provision”) would result in irreparable injury and damage to the Company for which the Company would have no adequate remedy at law. You agree, therefore, that in the event of a breach or a threatened breach of the Non-Competition Provision, the Company shall be entitled to (i) an immediate injunction and restraining order to prevent such breach, threatened breach, or continued breach, including by any and all persons acting for or with you, without having to prove damages, and (ii) any other remedies to which the Company may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company from pursuing any other available remedies for any breach or threatened breach of the Non-Competition Provision, including, but not limited to, recovery of damages. In addition, in the event of your breach of the Non-Competition Provision, the RSUs and PBRSUs covered by this Agreement that are then unvested shall be immediately forfeited. You and the Company further agree that the Non-Competition Provision is reasonable and that the Company would not have granted the award provided for in this Agreement but for the inclusion of the Non-Competition Provision herein. If any provision of the Non-Competition Provision is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities, or geographic area as to which it may be enforceable. The validity, construction, and performance of the Non-Competition Provision shall be governed by the laws of the State of New York without regard to its conflicts of laws principles. For purposes of the Non-Competition Provision, you and the Company consent to the jurisdiction of state and federal courts in New York County, New York.

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11.       Not an Employment Agreement. The award of RSUs and PBRSUs hereunder does not constitute an agreement by the Company to continue to employ you during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the RSUs and PBRSUs are outstanding.

12.       Miscellaneous.

(a)        In no event shall any dividends or dividend equivalents accrue or be paid on any RSUs or PBRSUs.

(b)        This Agreement shall inure to the benefit of and be binding upon all parties hereto and their respective heirs, legal representatives, successors and assigns.

(c)        This Agreement shall be subject to any compensation recoupment policy that the Company may adopt.

(d)        This Agreement constitutes the entire agreement between the parties and cannot be changed or terminated orally. No modification or waiver of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(e)        This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(f)         The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(g)        This Agreement is subject, in all respects, to the provisions of the Stock Incentive Plan, and to the extent any provision of this Agreement contravenes or is inconsistent with any provision of the Stock Incentive Plan, the provisions of the Stock Incentive Plan shall govern.

(h)        The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(i)         All notices, consents, requests, approvals, instructions and other communications provided for herein shall be in writing and validly given or made when delivered, or on the second succeeding business day after being mailed by registered or certified mail, whichever is earlier, to the persons entitled or required to receive the same, at, in the case of the Company, the address set forth at the heading of this Agreement and, in the case of you, your principal residence address as shown in the records of the Company, or to such other address as either party may designate by like notice. Notices to the Company shall be addressed to the General Counsel.

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(j)         This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the State of New York without regard to its conflicts of laws principles.

(k)        Although the Company does not guarantee the tax treatment of the RSUs or PBRSUs, this Agreement is intended to comply with, or be exempt from, the applicable requirements of Code Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, in the event that you are a “specified employee” within the meaning of Code Section 409A as of the date of your separation from service (as determined pursuant to Code Section 409A and any procedure set by the Company), any award of RSUs and PBRSUs payable as a result of such separation from service shall be settled no earlier than the day following the six-month anniversary of your separation from service, or, if earlier, your death.

(l)         To indicate your acceptance of the terms of this Agreement, you must sign and deliver a copy of this Agreement to the General Counsel of the Company at the address provided in the heading of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

FOOT LOCKER, INC.

By:
[Officer]

[Executive]
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APPENDIX B

Change in Control

A Change in Control shall mean any of the following:

(A)       the merger or consolidation of Foot Locker with, or the sale or disposition of all or substantially all of the assets of Foot Locker to, any Person other than (a) a merger or consolidation which would result in the voting securities of Foot Locker outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of Foot Locker or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of Foot Locker (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Exchange Act), of securities representing more than the amounts set forth in (B) below;

(B)       the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Exchange Act), in the aggregate, of securities of Foot Locker representing thirty-five percent (35%) or more of the total combined voting power of Foot Locker’s then issued and outstanding voting securities by any Person (other than Foot Locker or any of its subsidiaries, any trustee or other fiduciary holding securities under any employee benefit plan of Foot Locker, or any company owned, directly or indirectly, by the shareholders of Foot Locker in substantially the same proportions as their ownership of Stock) acting in concert; or

(C)       during any period of not more than twelve (12) months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by Foot Locker’s shareholders was approved by a vote of at least two-thirds (⅔) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

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